Exhibit 1.1

EXECUTION VERSION

AmerisourceBergen Corporation

$600,000,000 1.150% Senior Notes due 2017

$500,000,000 3.400% Senior Notes due 2024

Underwriting Agreement

May 19, 2014

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mitsubishi UFJ Securities (USA), Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

and

c/o Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, NY 10019-6708

Ladies and Gentlemen:

AmerisourceBergen Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $600,000,000 principal amount of its 1.150% Senior Notes due 2017 (the “2017 Notes”) and $500,000,000 principal amount of its 3.400% Senior Notes due 2024 (the “2024 Notes” and together with the 2017 Notes, the “Securities”).  The 2017 Notes will be issued pursuant to an Indenture dated November 19, 2009, as supplemented and amended by the Third Supplemental Indenture thereto, to be dated as of May 22, 2014 (as so supplemented and amended, the “2017 Note Indenture”) between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”). The 2024 Notes will be issued pursuant to an Indenture dated November 19, 2009, as supplemented and amended by the Fourth Supplemental Indenture thereto, to be dated as of May 22,

2014 (as so supplemented and amended, the “2024 Note Indenture” and together with the 2017 Note Indenture, the “Indentures”) between the Company, as issuer, and the Trustee.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.                                    Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-185163), filed with the Commission on November 27, 2012, relating to the Securities.  Such registration statement, as amended at the Effective Time (as defined), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424 under the Securities Act, together with the accompanying Prospectus, dated November 27, 2012 (the “Basic Prospectus”), and the term “Prospectus” means the Basic Prospectus as amended and supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein (including the documents filed as exhibits to such incorporated documents), and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein, in each case, filed after the date of this Agreement.  For purposes of this Agreement, the term “Effective Time” means the most recent effective date of the Registration Statement with respect to the offering of the Securities, as determined for the Company pursuant to Rule 430B of the Securities Act.

At or prior to the Time of Sale (as defined below), the Company will have prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 19, 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.  For purposes of this Agreement, “Time of Sale” means 3:00 P.M., New York City time on the date hereof.

2.                                    Purchase of the Securities by the Underwriters.

(a)                               The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (i) the respective principal amount of 2017 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.492% of the principal amount thereof for the 2017 Notes plus accrued interest, if any, from May 22, 2014 to the Closing Date (as defined below) and (ii) the respective principal amount of 2024 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.065% of the principal amount thereof for the 2024 Notes plus accrued interest, if any, from May 22, 2014 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                              The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)                               Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP at 10:00 A.M., New York City time, on May 22, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)                              Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)                               The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person with respect to such offering.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                    Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)                               Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                              Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)                               Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)                              Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission.  As of the Effective Time, the Registration Statement complied, and as of the date of any amendment thereto after the Effective Time will comply, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus did not, and as so amended or supplemented, will not as of the date of such amendment or supplement and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that  the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)                               Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission conformed or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(f)                                Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as otherwise set forth therein or in the Registration Statement, the Time of Sale Information and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information, if any, and the related notes thereto of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared, in all material respects, in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(g)                               No Material Adverse Change.  Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there have been no material adverse changes, or any developments that would, individually or in the aggregate, reasonably be expected to result in a material adverse change, in the financial condition, results of operations or business of the Company and its subsidiaries (taken as a whole), whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Company or its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company or its subsidiaries (taken as a whole), other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)                              Organization and Good Standing of the Company.  The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the financial condition, results of operations or business of the Company (a “Material Adverse Effect”).

(i)                                  Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except, for shares necessary to qualify directors or to maintain any minimum number of stockholders required by law), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except (i) as described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) for such liens, charges, encumbrances, security interests, restrictions on voting or transfer or any other claims of any third party that are immaterial to the Company and the subsidiaries, taken as a whole.

(j)                                  Authorization of the Indenture.  Each of the Indentures has been duly and validly authorized by the Company and, when duly executed and delivered by the proper officers of the Company (assuming due and valid authorization, execution and delivery by the Trustee), will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or public policy relating thereto. Each of the Indentures has been qualified under the Trust Indenture Act and conforms to the requirements of the Trust Indenture Act.

(k)                              Authorization of the Securities.  The Securities have been duly and validly authorized by the Company and, when duly executed by the proper officers of the Company in accordance with the terms of the applicable Indenture (assuming due authentication of the Securities by the Trustee in accordance with the terms of the Indenture) and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(l)                                  [Reserved].

(m)                          Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company.

(n)                              Descriptions of the Indenture and the Securities.  The Indentures and the Securities will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)                              No Violation or Default.  Neither the Company nor any of its subsidiaries (i) is in violation of its respective certificate of incorporation or by-laws or other organizational documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                              No Conflicts.  The execution, delivery and performance of this Agreement, the Securities and the Indentures (collectively, the “Transaction Documents”) by the Company and the consummation of the transactions contemplated by the Transaction Documents (including the issuance and sale of the Securities and the use or proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus) and the compliance by the Company with its obligations under the Transaction Documents (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of the Company or any of its subsidiaries and (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), for such conflicts, breaches or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(q)                              No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indentures under the Trust Indenture Act and such consents, approvals, authorizations, orders, licenses and registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(r)                                 Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings or regulatory investigations pending to which the Company or any of its subsidiaries is or may be a party or of which any property or assets of the Company or any of its subsidiaries is or may be the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(s)                                Independent Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)                                  Title to Real and Personal Property.  Except as set forth in the Registration Statement, the Time of Sale of Information and the Prospectus, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property necessary to conduct their respective businesses as described in the Time of Sale Information and the Prospectus, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)                              Title to Intellectual Property.  Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries, own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know how necessary for the conduct of their respective businesses as described in the Time of Sale Information and the Prospectus except for such items that, if not available for use in the business of the Company or its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) there are no proceedings pending before a governmental authority in which the Company or its subsidiaries is a party or, to the knowledge of the Company, any proceedings threatened against the Company or its subsidiaries by any other person challenging the rights of the Company or its subsidiaries with respect to the foregoing which, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)                              Investment Company Act.  The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(w)                           Licenses and Permits.  Each of the Company and its subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any of the Permits or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, other than such revocations, modifications or non-renewals that would not, individually or in the aggregate, have a Material Adverse Effect.

(x)                              No Labor Disputes.  Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbances by the employees of the Company or any of its subsidiaries exist or, to the knowledge of the Company, are imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)                              Compliance With Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of clauses (i) and (ii) above, where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(z)                               Disclosure Controls.  The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such “disclosure controls and procedures” are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.  As of the Company’s last regular evaluation of the effectiveness of its disclosure controls and procedures, the Company determined that they are effective in all material respects to perform the functions for which they were established as required by Rule 13a-15 of the Exchange Act.  Except as specified in the documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, since the date of the most recent evaluation of such disclosure controls and procedures, to the knowledge of the Company, there have been no significant changes (including corrective actions) in disclosure controls and procedures that could reasonably be expected to significantly affect the effectiveness of such disclosure controls and procedures.

(aa)                        Internal Control Over Financial Reporting.  The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  As of

March 31, 2014, the Company’s internal control over financial reporting was effective and the Company is not aware of any changes in its internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting.

(bb)                      No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc)                        Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)                      No Conflict with Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors, officers or employees nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ee)      No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ff)       No Stabilization.  None of the Company or any of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(gg)      Margin Rules.  The Company has not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(hh)      Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis.

(ii)        Statistical and Market Data.  All statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(jj)        Sarbanes-Oxley Act.  Except for failures that, individually or in aggregate, are immaterial, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)      Status under the Securities Act.  The Company is not an ineligible issuer and the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, in each case, at the times specified in the Securities Act in connection with the offering of the Securities.

4.         Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)        Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Company will furnish copies of the Prospectus and each Issuer Free Writing

Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)        Delivery of Copies.  During the Prospectus Delivery Period (as defined below), the Company will deliver, without charge, if requested, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)        Amendments or Supplements; Issuer Free Writing Prospectuses.  In connection with the transactions contemplated by this Agreement, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)        Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)        Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)        Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)        Blue Sky Compliance.  The Company will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities (provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which they are not now so qualified or to take any action that would subject them to service of process in any jurisdiction in which they are not now so subject or subject to taxation, other than suits arising out of the offering or sale of the Securities).

(h)        Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)         Clear Market.  During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)         Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)        No Stabilization.  The Company will not take, and will not permit any of its subsidiaries or affiliates to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(l)         Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.         Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)        It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as result of such use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Securities Act, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b)        It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.         Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)        Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)        Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)        No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (b) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the

Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review (with possible negative implications) its rating of any of the Company’s debt securities.

(d)        No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)        Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate from the Company, dated as of the Closing Date, signed by a Vice President of the Company who has specific knowledge of the Company’s financial matters confirming that (A) such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, (B) to the knowledge of such officer, (I) the representations set forth in Sections 3(b) and (d) hereof are true and correct, (II) the other representations and warranties of the Company in this Agreement are true and correct, (III) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (IV) the satisfaction of the conditions set forth in paragraphs (a), (c) and (d) above and (V) the issuance and sale of the Securities pursuant to this Agreement will not violate any of the financial ratios or other similar financial restrictions contained in credit agreements and other agreements respecting indebtedness of the Company to be specified in such certificate.

(f)        Comfort Letters.  On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)        Opinion of Counsel for the Company. Morgan, Lewis & Bockius LLP, and John G. Chou as Executive Vice President and General Counsel of the Company, each shall have furnished to the Representatives, at the request of the Company, their written opinion, addressed to the Underwriters and dated the Closing Date, substantially in the form attached (i) in Annex A-1 hereto in respect of Morgan, Lewis & Bockius LLP and (ii) in Annex A-2 hereto in respect of the General Counsel.

(h)        10b-5 Statement of Counsel for the Company. Morgan, Lewis & Bockius LLP, and John G. Chou as Executive Vice President and General Counsel of the Company, each shall have furnished to the Representatives, at the request of the Company, their written 10b-5 Statement, addressed to the Underwriters and dated the Closing Date, substantially in the form attached (i) in Annex A-3 hereto in respect of Morgan, Lewis & Bockius LLP and (ii) in Annex A-4 hereto in respect of the General Counsel.

(i)         Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)         No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)        Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)         Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.         Indemnification and Contribution.

(a)        Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or are caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) of this Section 7.

(b)        Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements concerning the Underwriters contained in the third paragraph, the third and fourth sentences of the sixth paragraph and the seventh paragraph under the caption “Underwriting” and, with respect to each Underwriter, such Underwriters’ name as it appears on the cover.

(c)        Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) counsel to the Indemnified Person shall have reasonably concluded that there are or are likely to be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)        Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)        Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)        Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.         Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.         Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.       Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons reasonably satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all Securities to be purchased hereunder, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities to be purchased hereunder, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                              Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.                            Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters reasonably incurred in connection therewith); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.  It is understood, however, that except as provided in Section 7, Section 10 or this Section 11, the Underwriters shall pay all of their own costs and expenses, including fees of their counsel.

(b)                              If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.                            Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                            Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.       Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.       Miscellaneous.

(a)        Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, New York 10179 (fax: 212-834-6081); Attention: High Grade Syndicate Desk – 3rd Floor; c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020 (fax: 212-901-7881); Attention: High Grade Debt Capital Markets Transaction Management/Legal; and c/o Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, New York 10019-6708 (fax: 646-434-3455); Attention: Capital Markets Group. Notices to the Company shall be given to it at AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087 (fax: 610-727-3639); Attention: J.F. Quinn.

(c)        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)        Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)        Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)        Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AMERISOURCEBERGEN CORPORATION

By:	/s/ J. F. Quinn
Name: J. F. Quinn
Title: Vice President and Corporate Treasurer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first above written.

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
/s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By:
/s/ Vincent Crescitelli
Name: Vicent Crescitelli
Title: Executive Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2017 Notes to be Purchased	Principal Amount of 2024 Notes to be Purchased

J.P. Morgan Securities LLC	$120,000,000	$100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$120,000,000	$100,000,000
Mitsubishi UFJ Securities (USA), Inc.	$120,000,000	$100,000,000
Wells Fargo Securities, LLC	$36,000,000	$30,000,000
Scotia Capital (USA) Inc.	$36,000,000	$30,000,000
U.S. Bancorp Investments, Inc.	$36,000,000	$30,000,000
Mizuho Securities USA Inc.	$36,000,000	$30,000,000
PNC Capital Markets LLC	$24,000,000	$20,000,000
Deutsche Bank Securities Inc.	$24,000,000	$20,000,000
Citigroup Global Markets Inc.	$12,000,000	$10,000,000
Credit Suisse Securities (USA) LLC	$12,000,000	$10,000,000
TD Securities (USA) Inc.	$12,000,000	$10,000,000
KeyBanc Capital Markets Inc.	$6,000,000	$5,000,000
BNY Mellon Capital Markets, LLC	$6,000,000	$5,000,000

Total	$600,000,000	$500,000,000

Annex A-1

FORM OF OPINION OF MORGAN, LEWIS & BOCKIUS LLP, COUNSEL TO THE COMPANY

(a)        The Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified on the face of such document on May 19, 2014 and May 20, 2014, respectively.

(b)        To such counsel’s knowledge, no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  To such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued by the Commission, nor, to such counsel’s knowledge, is a proceeding for that purpose pending before or threatened by the Commission.

(c)        The Registration Statement (other than the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and the report of management’s assessment of the effectiveness of internal control over financial reporting, and the auditor’s attestation report on the effectiveness of internal control over financial reporting, as to which such counsel expresses no opinion), on the date it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act.

(d)        The Prospectus (other than the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and the report of management’s assessment of the effectiveness of internal control over financial reporting, and the auditor’s attestation report on the effectiveness of internal control over financial reporting, as to which such counsel expresses no opinion), as of the date of such document, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act.

(e)        The Company is validly existing and in good standing under the laws of the State of Delaware, its jurisdiction of incorporation, and the Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California and the State of Missouri.  The Company has the requisite corporate power and authority necessary to own or hold its properties and to conduct its business as it is now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(f)        The Company has the requisite corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder; and all corporate action required to be taken for the due authorization, execution and delivery of each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby has been duly and validly taken by the Company.

(g)        The Indentures have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(h)        The Securities have been duly authorized for issuance and sale by the Company pursuant to the Underwriting Agreement and the Indentures and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indentures and delivered to the Underwriters against payment of the purchase price therefor in accordance with the terms of the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indentures and enforceable against the Company in accordance with their terms.

(i)         The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(j)         The statements set forth under the captions “Description of Notes” and “Description of Debt Securities” in the Time of Sale Information and the Prospectus, insofar as they purport to constitute a summary of the terms of the Securities, provide a fair summary of such terms in all material respects and the statements set forth under the caption “U.S. Federal Income Tax Consequences” in the Time of Sale Information and the Prospectus, insofar as such statements purport to describe certain federal income tax laws and regulations of the United States of America, are accurate in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. federal tax advice contained herein does not deal with a taxpayer’s particular circumstances. Further, it was written in support of the promotion, marketing or recommending (as such terms are used for purposes of IRS Circular 230) of the transaction or matter described herein. This opinion was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code. Taxpayers should consult their own tax advisors regarding the tax consequences to them of their own particular circumstances.

(k)        The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance of its obligations thereunder on the date hereof, the consummation of the transactions contemplated by the Transaction Documents and the issuance and sale of the Securities (i) will not result in a breach or violation of any agreement or document set forth on Exhibit A thereto to which the Company is party, (ii) will not result in a violation of the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, or the Company’s Amended and Restated Bylaws, as amended, and (iii) will not violate the General Corporation Law of the State of Delaware, the federal laws of the United States of America, the laws of the State of New York or the laws of the Commonwealth of Pennsylvania that, in such counsel’s experience, are generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, except that such counsel expresses no opinion in this paragraph regarding any federal securities laws, foreign securities laws or state securities or “blue sky” laws.

(l)         No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution and delivery by the Company of the Transaction Documents to which it is a party and the performance of its obligations thereunder on the date hereof, the consummation of the transactions contemplated by the Transaction Documents, or the issuance and sale of the Securities except (i) for the registration of the Securities under the Securities Act, (ii) for the qualification of the Indentures under the Trust Indenture Act, and (iii) such as may be required under any state securities or “blue sky” laws or foreign securities laws of the various jurisdictions in which the Securities are being offered by the underwriters thereof, as to which we express no opinion.

(m)       The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(n)        The Company has not taken any action that might cause the Underwriting Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

Such opinions shall be subject to customary limitations, exceptions, qualifications and assumptions.

In rendering such opinions, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinions of Morgan, Lewis & Bockius LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-2

FORM OF OPINION OF JOHN G. CHOU, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL OF THE COMPANY

(a)        The authorized shares of stock of the Company consist of 600,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

(b)        To John G. Chou’s knowledge, (A) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings or regulatory investigations pending to which the Company or any of its subsidiaries is or may be a party or of which any property or assets of the Company or any of its subsidiaries is or may be the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the Company from timely (i) executing or delivering the Transaction Documents to which it is party or performing its obligations thereunder on the date hereof, (ii) consummating the transactions contemplated by the Transaction Documents or (iii) issuing or selling the Securities, and to John G. Chou’s knowledge, no such proceedings are threatened by governmental authorities or others, and (B) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

Such opinions shall be subject to customary limitations, exceptions, qualifications and assumptions.

The opinions of John G. Chou, Executive Vice President and General Counsel of the Company, described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-3

FORM OF 10B-5 STATEMENT OF MORGAN, LEWIS & BOCKIUS LLP, COUNSEL TO THE COMPANY

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and, nothing came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Shelf Registration Statement relating to the Securities for purposes of the liability of the Underwriters under Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, considered as a whole at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) such counsel shall not be required to pass on or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraph 10 in such counsel’s written opinion letter, dated the date hereof delivered to the Representatives pursuant to Section 6(g) of the Underwriting Agreement) and (b) such counsel shall not be required to express any belief with respect to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom (including any such data presented in interactive data format) or the report of management’s attestation of the effectiveness of internal control over financial reporting and the auditor’s attestation report thereon, in each case, contained in the Registration Statement, the Time of Sale Information or the Prospectus.

Such statement shall be subject to customary limitations, exceptions, qualifications and assumptions.

In rendering such statement, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The statement of Morgan, Lewis & Bockius LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-4

FORM OF 10B-5 STATEMENT OF JOHN G. CHOU, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL OF THE COMPANY

John G. Chou shall also state that on the basis of the information he has gained in his capacity as Executive Vice President and General Counsel of the Company, nothing came to his attention that caused him to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Shelf Registration Statement relating to the Securities for purposes of the liability of the Underwriters under Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, considered as a whole at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) John G. Chou shall not be required to pass on or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus and (b) John G. Chou shall not be required to express any belief with respect to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom (including any such data presented in interactive data format) or the report of management’s attestation of the effectiveness of internal control over financial reporting and the auditor’s attestation report thereon, in each case, contained in the Registration Statement, the Time of Sale Information or the Prospectus.

Such statement shall be subject to customary limitations, exceptions, qualifications and assumptions.

The statement of John G. Chou, Executive Vice President and General Counsel of the Company, described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex B

Time of Sale Information

1.            Term Sheet containing the terms of the Securities, substantially in the form of Annex C.

Annex C

AmerisourceBergen Corporation
1.150% Senior Notes Due 2017

3.400% Senior Notes Due 2024
Pricing Term Sheet